Exhibit 99.1

Atrium Therapeutics Reports Second Quarter 2026 Financial Results

— IND clearance for ATR 1072 and launch of Corventis Phase 1/2 trial in

PRKAG2 syndrome —

— Achieved second milestone payment under global cardiovascular collaboration with Bristol Myers Squibb —

SAN DIEGO, August 13, 2026 / PRNewswire/ – Atrium Therapeutics, Inc. (Nasdaq: RNA) (“Atrium,” “Atrium Therapeutics,” or the “Company”), a biopharmaceutical company advancing precision cardiology by developing RNA therapeutics targeted to the heart, today reported financial results for the second quarter ended June 30, 2026, and highlighted recent corporate progress including FDA clearance of its Investigational New Drug (IND) application for ATR 1072 and continued achievements under its collaboration with Bristol Myers Squibb (BMS).

“Our team continues to execute well, achieving FDA clearance of our IND for ATR 1072 and launching Corventis — Atrium’s first Phase 1/2 trial and the first clinical study to evaluate a potential disease-modifying treatment for people living with PRKAG2 syndrome,” said Kathleen Gallagher, President and Chief Executive Officer of Atrium Therapeutics. “Atrium’s precision approach to genetic cardiomyopathies is part of a burgeoning frontier in medicine. Our experienced team is well-positioned to continue advancing and efficiently expanding our pipeline with urgency on behalf of patients and clinicians.”

Recent Highlights

•

Received FDA clearance of IND application and Health Canada No Objection Letter for ATR 1072. FDA cleared Atrium’s IND application for ATR 1072, allowing the Company to proceed with Corventis, a Phase 1/2 open-label, multicenter clinical trial designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of ATR 1072 in participants living with PRKAG2 syndrome. Additionally, the Company has received a No Objection Letter from Health Canada enabling the activation of planned Corventis study sites in Canada. The study will enroll approximately 37 participants across two parts: Part A, multiple ascending dose cohorts to characterize safety and support dose selection, and Part B, a single-arm expansion cohort at the recommended Phase 2 dose to further evaluate efficacy trends in cardiac structure and function. ATR 1072 is Atrium’s first precision cardiology program to enter the clinic.

•	Initiated clinical site activities for Corventis. Atrium continues to expect the first participant to be enrolled by the end of 2026.

•

Earned a second milestone payment from Bristol Myers Squibb. Atrium achieved a second milestone under its global cardiovascular collaboration with BMS in August, triggering a payment of $15 million which will be accounted for in the third quarter financial statements.

Anticipated Upcoming Milestones

•	Enroll first participant in the Corventis Phase 1/2 trial for ATR 1072 by the end of 2026.

•	Report initial trial data from Corventis demonstrating proof of concept in the second half of 2027.

•	File IND application for ATR 1086 in 2027, with IND-enabling studies initiating in 2026.

•	We are also advancing two undisclosed pipeline programs in rare cardiomyopathy targets and expect to select our next development candidate in 2027.

Second Quarter 2026 Financial Results

•

Collaboration Revenue: Collaboration revenue was $3.0 million for the second quarter of 2026, primarily related to R&D services under Atrium’s research collaboration and license agreement with Bristol Myers Squibb.

•

Research and Development (R&D) Expenses: R&D expenses were $15.3 million for the second quarter of 2026, primarily reflecting clinical trial preparations, IND-enabling activities, and continued development of the Company’s overall research capabilities.

•

General and Administrative (G&A) Expenses: G&A expenses were $10.3 million for the second quarter of 2026, driven by employee-related expenses, professional fees, and costs to support the Company’s expanded operations.

•

Cash, Cash Equivalents, and Short-term Investments: As of June 30, 2026, Atrium $263.9 million in cash, cash equivalents and short-term investments. The Company believes its current cash resources, inclusive of the receipt of the second milestone payment from had BMS earned in August, are sufficient to fund planned operations through mid-2028.

About Atrium Therapeutics

Atrium Therapeutics, Inc. (Nasdaq: RNA) is pioneering targeted delivery of ribonucleic acid (RNA) therapeutics to the heart to transform the standard of care for people living with cardiomyopathies. With the U.S. Food and Drug Administration’s (FDA) recent clearance of its Investigational New Drug (IND) application for ATR 1072 for PRKAG2 (Protein Kinase AMP-activated non-catalytic subunit Gamma 2) syndrome, Atrium is advancing its first precision cardiology program into the clinic through the Corventis Phase 1/2 clinical trial. The Company’s proprietary technology - designed at Avidity Biosciences, Inc. - combines the tissue selectivity of monoclonal antibodies (mAbs) and other targeted delivery ligands with the precision of oligonucleotides and is designed to selectively target the underlying drivers of genetically driven cardiac diseases through targeted, non-viral delivery of small interfering RNA (siRNA). This approach builds upon learnings from demonstrated delivery to skeletal muscle and applies it for efficient delivery to the heart, with the potential to overcome challenges associated with non-specific tissue delivery. Beyond ATR 1072, the Company’s pipeline includes ATR 1086 for PLN (phospholamban) cardiomyopathy and two undisclosed research targets in rare cardiomyopathies.

For more information about our RNA delivery platform, development pipeline and people, please visit https://atriumtherapeutics.com/ and engage with us on LinkedIn.

Availability of Other Information About Atrium Therapeutics

Investors and others should note that Atrium Therapeutics communicates with its investors and the public using its website https://atriumtherapeutics.com/, including, but not limited to, Atrium Therapeutics’ disclosures, investor presentations and FAQs, Securities and Exchange Commission (“SEC”) filings, press releases, public conference call transcripts and webcast transcripts, as well as on LinkedIn. The information that Atrium Therapeutics posts on its website or on LinkedIn could be deemed to be material information. As a result, Atrium Therapeutics encourages investors, the media, and others interested to review the information that it posts there on a regular basis. The contents of Atrium Therapeutics’ website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About PRKAG2 Syndrome

PRKAG2 syndrome is a rare, autosomal dominant, early-onset cardiomyopathy caused by mutations in the PRKAG2 gene, which encodes the Gamma 2 regulatory subunit of AMPK. Mutations enhance AMPK activity leading to abnormal glycogen accumulation in heart, thickened heart muscles, electrical conduction problems, and arrhythmias. Based on current scientific literature estimates, there are at least 1,000 – 2,000 people with PRKAG2 syndrome in the U.S. Current management is limited to symptomatic treatment; no approved therapies exist to address the underlying genetic driver of disease.

About PLN Cardiomyopathy

Phospholamban (“PLN”) cardiomyopathy is a rare autosomal dominant, progressive cardiac disease caused by mutations in PLN, a key regulator of sarcoplasmic reticulum Ca2+-ATPase 2a (“SERCA2a”) calcium pump. PLN mutations produce protein aggregates that disrupt endoplasmic reticulum processes and lead to dilated, arrhythmogenic, or hypertrophic cardiomyopathies and a significantly increased risk of heart failure and sudden cardiac death. There are 2,000 – 4,000 people with pathogenic PLN variants in the United States. No approved therapies target the underlying molecular cause of the disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding Atrium Therapeutics’ (“Atrium’s” or “our”) future results of operations and financial condition; the Company’s expected cash runway and the period over which existing cash, cash equivalents and investments are expected to fund planned operations; research and development plans; anticipated timing, design and conduct of ongoing and planned preclinical studies and clinical trials for product candidates; the expected development, advancement and clinical evaluation of ATR 1072 for the treatment of PRKAG2 syndrome, including the expected timing of initiation, enrollment, dosing and availability of data from Corventis; the disease-modifying potential of ATR 1072 to treat PRKAG2 syndrome; our expectations regarding our RNA delivery platform and ability to generate high-quality cardiology development candidates, the timing and likelihood of regulatory filings and approvals for product candidates; the potential safety and therapeutic benefits of our product candidates; the timing and likelihood of success; plans and objectives of management for future operations; and future results of anticipated product development efforts. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Particular areas where risks or uncertainties could cause Atrium’s actual results to be materially different than those expressed in Atrium’s forward-looking statements include but are not limited to: the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, and other regulatory submissions; the potential for clinical trial results to differ from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials, such as Corventis; the beneficial characteristics, including potential safety, efficacy and therapeutic effects of our product candidates and the potential advantages of our product candidates compared to alternative therapies; the success and capabilities of the RNA delivery platform; the prevalence of certain diseases and conditions we intend to treat and our estimates of the potential market opportunity for our product candidates; the timing of and costs involved in obtaining and maintaining regulatory approval of our current and any future product candidates; our ability to develop our current and future product candidates; the implementation of our strategic plans for our business, product candidates, research programs and technologies; developments related to our competitors and our industry; our competitive position and the success of competing therapies that are or may become available; our ability to maintain our current license agreements and collaborations and identify and enter into future license agreements and collaborations; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators in the future; our reliance on third parties for manufacturing and to conduct preclinical studies and clinical trials of our product candidates; our ability to efficiently and cost-effectively conduct our current and future trials; the costs of operating as a public company; the accuracy of our estimates regarding future expenses, future revenue, capital requirements and the need for additional financing; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and other factors specified under the heading “Risk Factors” in Atrium’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC and in other filings and furnishings made by Atrium with the SEC from time to time, which are all available on the SEC’s website at www.sec.gov. Atrium is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except as required by law.

Investor Relations and Media Contact:

Stephanie Kenney

Chief Corporate Affairs Officer

investors@atrium-tx.com

Atrium Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Collaboration revenue	$3,004	$3,847	$22,639	$5,420
Operating expenses:
Research and development	15,343	13,293	32,000	20,230
General and administrative	10,279	3,418	30,537	5,506

Total operating expenses	25,622	16,711	62,537	25,736

Loss from operations	(22,618)	(12,864)	(39,898)	(20,316)

Other income (expense)
Interest income	2,104	—	2,757	—
Other income (expense), net	328	(15)	322	(12)

Total other income (expense)	2,432	(15)	3,079	(12)

Net loss	$(20,186)	$(12,879)	$(36,819)	$(20,328)

Basic and diluted net loss per common share	$(1.18)	$(0.75)	$(2.15)	$(1.19)
Weighted average common shares outstanding used in the calculation of basic and diluted net loss per common share	17,106	17,106	17,106	17,106
Other comprehensive loss:
Net unrealized loss on short-term investments	(235)	—	(235)	—

Comprehensive loss	$(20,421)	$(12,879)	$(37,054)	$(20,328)

Atrium Therapeutics, Inc.

Condensed Balance Sheets

(in thousands, except par value)

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$72,334	$—
Short-term investments	191,566	—
Prepaid assets	4,506	1,535
Restricted cash, current portion	311	—
Other current assets	6,334	1,310

Total current assets	275,051	2,845
Restricted cash, net of current portion	106	—
Property and equipment, net	4,066	2,724
Right-of-use asset	1,289	2,784

Total assets	$280,512	$8,353

Liabilities and Stockholders’ Equity / Former Parent’s Deficit
Current liabilities:
Accounts payable	$3,513	$4,398
Accrued liabilities	13,312	8,945
Accrued compensation	3,962	3,147
Lease liabilities	1,683	3,672
Deferred revenue, current portion	9,038	21,639

Total current liabilities	31,508	41,801
Deferred revenue, net of current portion	33,653	28,691
Other long-term liabilities	775	574

Total liabilities	65,936	71,066
Commitments and contingencies
Stockholders’ equity / Former Parent’s deficit:
Preferred stock, $0.001 par value: 40,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value: 400,000 shares authorized; 17,106 shares issued and outstanding as of June 30, 2026, and no shares authorized, issued, or outstanding as of December 31, 2025	16	—
Additional paid-in capital	222,853	—
Accumulated deficit	(8,058)	—
Accumulated other comprehensive loss, net	(235)	—
Net investment from Former Parent	—	(62,713)

Total stockholders’ equity/Former Parent’s deficit	214,576	(62,713)

Total liabilities and Stockholders’ equity/Former Parent’s deficit	$280,512	$8,353